Canada Business Corporations Act (CBCA)
FORM 11
ARTICLES OF CONTINUANCE
(Section 187)

1 - Corporate name

KIDOZ INC.

2 - The province or territory in Canada where the registered office is situated (do not indicate the full address)

British Columbia

3 - The classes and any maximum number of shares that the corporation is authorized to issue

An unlimited number of Common shares without special rights and restrictions attached

4 - Restrictions, if any, on share transfers

None

5 - Minimum and maximum number of directors (for a fixed number of directors, indicate the same number in both boxes)

Minimum number 1 **Maximum number** 10

6 - Restrictions, if any, on the business the corporation may carry on

None

7 a) - If change of name effected, previous name

NA

7 b) - Details of incorporation

See Schedule A attached

8 - Other provisions, if any

See Schedule B attached

9 - Declaration

I hereby certify that I am a director or an authorized officer of the corporation continuing into the CBCA.

Print name	Signature
T. M. Williams	/s/ T. M. Williams

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

SCHEDULE A

KIDOZ INC. - CORPORATE HISTORY

1. Effective September 30, 2004, the Company was incorporated, pursuant to the *Companies Act* (Anguilla) under the name, "Bingo.com Inc.", under recognition number 1008152 (Certificate of Incorporation attached hereto as Schedule A-1).

2. Effective October 5, 2004, the Company filed Articles of Amendment with the Anguilla Registrar of Companies, changing its name from "Bingo.com Inc." to "Bingo.com, Ltd." (Certificate of Incorporation on Change of Name attached hereto as Schedule A-2).

3. Effective November 4, 2004, the Company continued from the *Companies Act* (Anguilla) to the *International Business Companies Act* (Anguilla), under its name, "Bingo.com, Ltd." under recognition number 2043437 (Certificate of Continuation attached hereto as Schedule A-3).

4. Effective April 6, 2005, the Company merged with its parent company, "Bingo.com Inc", a Florida Company, with the Company surviving the merger under the name, "Bingo.com, Ltd.", pursuant to the *International Business Companies Act* (Anguilla), retaining its recognition number 2043437 (Certificate of Merger attached hereto as Schedule A-4).

5. Effective January 22, 2015, the Company filed Articles of Amendment with the Anguilla Registrar of Companies, changing its name from "Bingo.com, Ltd." to "Shoal Games Ltd" (Certificate of incorporation on Change of Name attached hereto as Schedule A-5).

6. Effective April 9, 2019, the Company filed Articles of Amendment with the Anguilla Registrar of Companies, changing its name from "Shoal Games Ltd" to "Kidoz Inc." (Certificate of Incorporation on Change of Name attached hereto as Schedule A-6).

7. Effective December 9, 2022, the Company merged with its subsidiary, Coral Reef Marketing Inc., an Anguilla Company (recognition number 2116221), surviving the merger under the name, "Kidoz Inc.", retaining its recognition number 2043437 (Certificate of Amendment attached hereto as Schedule A-7).

SCHEDULE B

OTHER PROVISIONS

The directors of the Corporation may appoint one or more directors of the Corporation but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders of the Corporation. Any directors of the Corporation appointed pursuant to the previous sentence shall hold office for a term expiring not later than the close of the next annual meeting of shareholders.